Exhibit 99.1

FOR IMMEDIATE RELEASE

Wednesday, March 10, 2010

SMTC Reports Fourth Quarter Sequential Growth

Revenue increased 16%; Earnings from continuing operations up five-fold

TORONTO – March 10, 2010 — SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today reported 2009 fourth quarter unaudited results. Revenue for the quarter was $51.2 million increasing $7.0 million or 16% sequentially. Net earnings from continuing operations for the quarter of $2.4 million compares with $0.5 million in the third quarter of 2009 and $1.0 million for the comparable period last year. Net earnings after discontinued operations for the quarter of $2.2 million compares with net earnings of $0.2 million in the third quarter of 2009 and a net loss of $0.1 million for the fourth quarter of 2008. Net earnings for the fourth quarter included a $0.5 million income tax recovery. The Company produced $55.3 million in revenue in the fourth quarter of 2008, a period largely unaffected by the global recession.

Gross profit for the fourth quarter was $5.9 million or 11.5% of revenue compared with $3.7 million or 8.5% for the previous quarter and $4.8 million or 8.6% for the fourth quarter of 2008.

Despite an extremely challenging economic environment in which SMTC’s revenue declined from $206.9 million to $179.5 million, the Company produced net earnings from continuing operations for the full 2009 year of $2.4 million increasing $0.8 million or 46% over 2008 results. Gross profit also increased to 9.8% from 8.9% of revenues in the corresponding period.

In spite of continuing North American economic headwinds, SMTC produced strong fourth quarter results with revenue and earnings from continuing operations increasing sequentially by 16% and over 400% respectively above the third quarter of 2009.” stated John Caldwell, President and Chief Executive Officer. “Our revenue growth came from seven of our top ten customers together with five new customers at the early stage of ramping production. Our solid earnings performance reflects the effect of previous quarters’ expense reduction initiatives and continuing cost containment measures. Unquestionably, 2009 was a difficult year as our customers’ end markets were significantly adversely affected by the recession that ultimately impacted our revenue. However, through this period we were able to reduce costs and substantially increase overall profitability and margins.”

“In the quarter our working capital, excluding cash, and net debt levels increased by $5.4 million and $3.1 million, respectively, due to increased revenue, the delay in receipt of a significant customer payment until immediately subsequent to quarter end and the effect of industry wide component shortages that caused a substantially higher end of quarter customer order backlog,” stated Jane Todd, SVP Finance and Chief Financial Officer. “We expect to improve our working capital and lower debt through the later part of 2010 as supply chain issues abate and timing issues reverse.”

“Historically, the Company has not provided specific full year financial guidance. However, in the first quarter there are signs of some economic recovery and customer inventory rebuilding. Accordingly, we are experiencing continued strong order flow from longstanding and newer customers together with a strong opening backlog, which should result in continued sequential revenue growth in the first quarter, and continuing strength through the first half of the year.” stated Mr. Caldwell.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1,000 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements, except as required by law.

For further information:

Jane Todd,

Senior Vice President, Finance and Chief Financial Officer,

(905) 479-1877, ext 2465

Email: jane.todd@smtc.com

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended		Twelve months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	January 3, 2010	January 4, 2009	January 3, 2010	January 4, 2009

Revenue	$51,237	$55,260	$179,509	$206,879
Cost of sales	45,329	50,499	161,951	188,419

Gross profit	5,908	4,761	17,558	18,460
Selling, general and administrative expenses	3,405	3,301	12,767	12,892
Other recoveries	—	(185)	—	(185)
Restructuring charges	—	50	783	493
Loss on extinguishment of debt	—	—	—	613

Operating earnings	2,503	1,595	4,008	4,647
Interest expense	622	672	1,960	2,914

Earnings from continuing operations before income taxes	1,881	923	2,048	1,733
Income tax expense (recovery)
Current	(567)	(44)	(500)	119
Deferred	62	4	191	(2)

	(505)	(40)	(309)	117

Net earnings from continuing operations	2,386	963	2,357	1,616
Net loss from discontinued operations	(208)	(1,100)	(5,952)	(7,511)

Net earnings (loss), also being comprehensive income (loss)	$2,178	$(137)	$(3,595)	$(5,895)

Basic earnings (loss) per share
- continuing operations	$0.16	$0.07	$0.16	$0.11
- discontinued operations	$(0.02)	$(0.08)	$(0.41)	$(0.51)

Basic (loss) earnings per share	$0.14	$(0.01)	$(0.25)	$(0.40)

Diluted earnings (loss) per share
- continuing operations	$0.16	$0.07	$0.16	$0.11
- discontinued operations	$(0.02)	$(0.08)	$(0.41)	$(0.51)

Diluted (loss) earnings per share	$0.14	$(0.01)	$(0.25)	$(0.40)
Weighted average number of shares outstanding
Basic	14,646,333	14,646,333	14,646,333	14,646,333
Diluted	14,646,333	14,646,333	14,646,333	14,798,731

Consolidated Balance Sheets as of

(Unaudited)

(Expressed in thousands of U.S. dollars)	January 3, 2010	January 4, 2009
Assets

Current assets:
Cash	$1,589	$2,623
Accounts receivable-net	37,688	28,648
Inventories	37,026	36,823
Prepaid expenses	2,122	1,203

	78,425	69,297
Property, plant and equipment	14,266	16,743
Deferred financing fees	627	786
Deferred income taxes	290	479

	$93,608	$87,305

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$41,589	$37,209
Accrued liabilities	6,218	6,909
Income taxes payable	540	504
Current portion of long-term debt	5,013	2,738
Current portion of capital lease obligations	789	1,101

	54,149	48,461

Long-term debt	20,666	15,943
Capital lease obligations	543	1,587

Shareholders’ equity:
Capital stock	7,093	7,456
Warrants	—	10,372
Additional paid-in capital	253,304	249,655
Deficit	(242,147)	(246,169)

	18,250	21,314

	$93,608	$87,305

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended		Twelve months ended
(Expressed in thousands of U.S. dollars) Cash provided by (used in):	January 3, 2010	January 4, 2009	January 3, 2010	January 4, 2009
Operations:
Net earnings (loss)	$2,178	$(137)	$(3,595)	$(5,895)
Items not involving cash:
Depreciation	784	714	2,877	3,302
Gain on disposition of property, plant and equipment	—	(185)	(224)	(185)
Other	—	100	—	100

Impairment of property, plant and equipment	—	—	—	4,921
Deferred income taxes	60	10	189	4
Non-cash interest	118	57	310	352
Stock-based compensation	326	(84)	582	133
Loss on extinguishment of debt	—	—	—	613

	3,466	475	139	3,345

Change in non-cash operating working capital:
Accounts receivable	(7,555)	1,976	(9,040)	10,195
Inventories	(9,713)	3,827	(203)	(5,944)
Prepaid expenses	(664)	592	(919)	(263)
Income taxes payable	(38)	(56)	36	(100)
Accounts payable	11,879	(3,448)	4,380	37
Accrued liabilities	(430)	(1,528)	(706)	(162)

	(3,055)	1,838	(6,313)	7,108

Financing:
Borrowings of long-term debt - net	5,811	304	9,736	19,149
Repayment of long-term debt	(1,375)	(800)	(2,738)	(21,452)
Principal payment of capital lease obligations	(170)	(254)	(1,356)	(908)
Debt issuance and deferred financing costs	—	(145)	(151)	(395)

	4,266	(895)	5,491	(3,606)

Investing:
Purchase of property, plant and equipment	(58)	(320)	(1,042)	(1,329)

Proceeds from sale of property, plant and equipment	—	—	830	268

	(58)	(320)	(212)	(1,061)

Increase (decrease) in cash and cash equivalents	1,153	623	(1,034)	2,441
Cash, beginning of period	436	2,000	2,623	182

Cash, end of the period	$1,589	$2,623	$1,589	$2,623

Supplementary Information:

Reconciliation of EBITDA

	Three months ended		Twelve months ended
	January 3, 2010	January 4, 2009	January 3, 2010	January 4, 2009
Operating earnings	$2,503	$1,595	$4,008	$4,647
Add:
Depreciation	784	714	2,877	3,302
Restructuring charges	—	50	783	493
Loss on extinguishment of debt	—	—	—	613

EBITDA	3,287	2,359	7,668	9,055